SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 25, 2006

CLAREMONT TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50240	98-0338263
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Xu Zuqiang, Chief Executive Officer
Anlian Building, Suite #A 1501,
Futian District, Shenzhen, China
Address of principal executive offices

Registrant’s telephone number:  (212)561-3626

1100-1200 West 73rd Avenue, Vancouver, B.C. V6P 6G5, Canada
Former Name or Former Address if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement

Item 3.02

Unregistered Sales Of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 25, 2006, Claremont Technologies Corp. (the “Company”) and Mr. Xu Zuqiang (“Zuqiang”) consummated on Amendment to Stock Purchase Agreement (the “Amendment”) whereby the parties modified certain provisions of the Stock Purchase Agreement between them dated as of June 1, 2006 (as so amended, the “Purchase Agreement”).  Specifically, instead of the one hundred million (100,000,000) shares of the Common Stock of the Company which Zuqiang purported to acquire pursuant to the original Purchase Agreement, Zuqiang acquired seventy-five million (75,000,000) shares of Common Stock of the Company and twenty-five million (25,000,000) shares of the preferred stock, par value $.001 per share, of the Company (the “Preferred Stock”) for consideration of $550,000 (the “Stock Transsaction”).  The change in the shares to be acquired by Zuquiang was made to enable the parties to close the transaction in accordance with the number of shares issuable pursuant to the Company’s Articles of Incorporation as in effect as of the date hereof.

The Preferred Stock will automatically be converted into Common Stock of the Company at such time as the Company amends its Articles of Incorporation to increase the number of authorized shares of Common Stock to an amount sufficient to permit the issuance of such number of shares of Common Stock. The Company intends to amend its Articles of Incorporation to increase the number of shares of Common Stock it is authorized to issue promptly after the date hereof.

In connection with the execution and delivery of the Amendment, the Company filed with the Secretary of State of Nevada a Certificate of Correction nullifying the increase in the authorized Common Stock purported to have been resulted from by the Certificate of Change filed as of June 1, 2006.

Except as set forth above, the terms and conditions of the Stock Transaction remain as set forth in the original Stock Purchase Agreement dated as of June 1, 2006, included in the Company’s Report on Form 8-K dated as of June 6, 2006. Therefore, after giving effect to the Stock Transaction, Zuqiang holds in addition to twenty-five million (25,000,000) shares of the Company’s Preferred Stock, seventy-five million (75,000,000) of the one hundred million (100,000,000) shares of our Common Stock issued and outstanding, constituting, in the aggregate, 75% of the issued and outstanding shares of Common Stock of the Company (80% after giving effect to the conversion of the Preferred Stock into Common Stock) effecting a change in the controlling interest of the Company.

The source of funds with which Zuqiang purchased the 75,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock pursuant to the Purchase Agreement, as amended, was his personal funds.

Prior to the closing of the Stock Transaction, Mr. Gus Rahim had been Chief Executive Officer, Chief Financial Officer, Secretary and a director of the Company, and William Russell had been a director of the Company.  The biographies of Messrs. Rahim and Russell are hereby incorporated by reference to the Company’s most recent 10-KSB. Effective upon the closing of the Stock Transaction and the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods, Xu Zuqiang was appointed to, and Messrs. Russell and Rahim resigned from, the Board of Directors of the Company.  In addition, Xu Zuqiang was elected to serve as Chief Executive Officer and Secretary of the Company.

Xu Zuqiang, the newly appointed officer and director of the Company, has the following business experience: From July 1997 to December 2001, Xu Zuqiang was an accountant for Guangzhou Baiyun Zhongda Material.  From 2002 to July 2004, he was Chief Financial Officer of Guangdong Meide Kitchen Appliances LTD., and from September 2004 to May 2006, Xu Zuqiang was Chief Financial Officer  of Shenzhen Taifu Apparel LTD.

We believe that the issuance of our common stock in connection with the Stock Transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Prior to the consummation of the Amendment, Trevor Bentley, Lorne Chamas and the Company entered into a Mutual Release, Settlement and Indemnification Agreement (the “Settlement Agreement”) wherein, among the matters, Mr. Bentley confirmed that he resigned from the Board of Directors of the Company effective April 28, 2006, the Company agreed to direct Mr. Al Rahim to pay $9,000 to Mr. Bentley and $1,000 to Mr. Chomos and the parties released each other from all claims arising prior to August 16, 2006.

Any description of the provisions of the Purchase Agreement, the Amendment and the other documents or instruments described herein are qualified in their entirety by references to such agreements, documents and instruments, which are attached hereto as exhibits and incorporated herein by reference.

Item 9.01.

  Financial Statements and Exhibits

(c)

Exhibits

The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.

3.1	Certificate of Correction dated August , 2006

3.2	Certificate of Designation dated August 25, 2006

10.1	Amendment to Stock Purchase Agreement, dated as of August 24, 2006, by and between Xu Zuqiang and Claremont Technologies Corp

10.2	Mutual Release, Settlement and Indemnification Agreement among Claremont Technologies Corp., Trevor Bentley and Lorne Chomos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2006

CLAREMONT TECHNOLOGIES CORP.

By: /s/ Xu Zuqiang___________________

       Xu Zuqiang, Chief Executive Officer

Exhibit Index

Exhibit Nos.

3.1	Certificate of Correction dated August , 2006

3.2	Certificate of Designation dated August 25, 2006

10.1	Amendment to Stock Purchase Agreement, dated as of August 24, 2006, by and between Xu Zuqiang and Claremont Technologies Corp

10.2	Mutual Release, Settlement and Indemnification Agreement among Claremont Technologies Corp., Trevor Bentley and Lorne Chomos